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EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS FROM CONTINUING OPERATIONS

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
FULLY DILUTED EARNINGS PER SHARE FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1997

         Net income                                                                    $1,012,654
         Interest reduction on conversion of convertible debt                              75,488
                                                                                       ----------
                Adjusted net income                                                    $1,088,142
                                                                                       ==========

         Weighted average common shares and common share equivalents                    8,403,526
         Conversion of convertible debt                                                   809,401
                                                                                       ----------
                Adjusted shares outstanding                                             9,212,927
                                                                                       ==========
         Fully diluted earnings per share                                              $     0.12
                                                                                       ==========


FULLY DILUTED EARNINGS PER SHARE FOR THE THREE MONTH PERIOD ENDED JUNE 30, 1997

         Net income                                                                    $  663,123
         Interest reduction on conversion of convertible debt                              37,363
                                                                                       ----------
                Adjusted net income                                                    $  700,486
                                                                                       ==========

         Weighted average common shares and common share equivalents                    8,603,144
         Conversion of convertible debt                                                   809,401
                                                                                       ----------
                Adjusted shares outstanding                                             9,412,545
                                                                                       ==========
         Fully diluted earnings per share                                              $     0.07
                                                                                       ==========

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